Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2017, relating to the financial statements of ReShape Lifesciences, Inc. (formerly EnteroMedics Inc.) and subsidiary appearing in the Annual Report on Form 10-K of ReShape Lifesciences Inc. for the year ended December 31, 2016 and incorporated by reference in the Prospectus included in Registration Statement No. 333-216600.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

April 2, 2018